UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 11, 2023
(Date of earliest event reported)
LABORATORY CORPORATION OF AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street
Burlington,	North Carolina	27215
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number including area code) 336-229-1127
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class            Trading Symbol            Name of exchange on which registered
Common Stock , $0.10 par value        LH                New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Laboratory Corporation of America Holdings (the “Company”) was held on May 11, 2023. As of March 16, 2023, the date of record for determining the Company’s shareholders entitled to vote on the proposals presented at the Annual Meeting, there were 88,500,941 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 79,668,040 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The proposals presented at the Annual Meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2023 (the “Proxy Statement”). The vote results detailed below represent final results as certified by the Inspector of Elections.
Proposal 1.

The Company’s shareholders elected the following persons, who were listed in the Proxy Statement, to the Board of Directors of the Company (the “Board”) to hold office for the term expiring at the 2024 Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation, or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Adam H. Schechter	68,729,165	4,372,842	289,096	6,276,937
Kerrii B. Anderson	63,175,243	9,331,550	884,310	6,276,937
Jean-Luc Bélingard	69,825,608	3,418,652	146,843	6,276,937
Jeffrey A. Davis	73,107,712	137,541	145,850	6,276,937
D. Gary Gilliland, M.D., Ph.D.	73,108,618	138,045	144,440	6,276,937
Kirsten M. Kliphouse	73,145,363	99,011	146,729	6,276,937
Garheng Kong, M.D., Ph.D.	64,090,817	9,150,913	149,373	6,276,937
Peter M. Neupert	71,525,965	1,715,064	150,074	6,276,937
Richelle P. Parham	71,663,209	1,581,561	146,333	6,276,937
Kathryn E. Wengel	72,539,971	706,463	144,669	6,276,937
R. Sanders Williams, M.D.	70,807,512	2,438,057	145,534	6,276,937

Proposal 2.

The Company’s shareholders approved in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,568,231	5,578,194	244,678	6,276,937
Proposal 3.

The Company’s shareholders voted, on an advisory (non-binding) basis, on the frequency of future advisory shareholder votes on the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstentions
70,906,564	135,958	2,182,567	166,014

In accordance with the results for Proposal 3, the Board has determined that future advisory votes on the compensation of the Company’s named executive officers will be held every year. Thus, the next shareholder advisory vote on the compensation of the Company’s named executive officers will be held at the Company’s 2024 Annual Meeting of Shareholders.

Proposal 4.

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,052,094	467,675	148,271	0
Proposal 5.

The Company’s shareholders did not approve the shareholder proposal seeking adoption of a policy regarding the separation of the roles of Board Chairman and Chief Executive Officer. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,466,745	50,687,575	236,783	6,276,937
Proposal 6.

The Company’s shareholders did not approve the shareholder proposal seeking an annual Board report on the transport of nonhuman primates within the United States. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,481,149	64,554,771	1,355,183	6,276,937
Proposal 7.

The Company’s shareholders did not approve the shareholder proposal requesting that the Board issue a report on known risks of fulfilling information requests and mitigation strategies. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,017,249	59,942,620	2,431,234	6,276,937

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ SANDRA VAN DER VAART
Sandra van der Vaart
Executive Vice President, Chief Legal Officer and Corporate Secretary

May 15, 2023